Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RECORD REVENUES IN THE SECOND QUARTER OF FISCAL 2021 AND PROVIDES BUSINESS UPDATE

Generated $109 million in cash flow from operations

Third quarter-to-date through July 26th comparable sales at

The Cheesecake Factory restaurants increased 10% over 2019 levels

CALABASAS HILLS, Calif., – July 27, 2021 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the second quarter of fiscal 2021, which ended on June 29, 2021.

Total revenues were $769.0 million in the second quarter of fiscal 2021 compared to $295.9 million in the second quarter of fiscal 2020. Net income available to common stockholders and diluted net income per common share were $17.1 million and $0.37, respectively, in the second quarter of fiscal 2021.

During the second quarter of fiscal 2021, the Company recorded $11.4 million in non-cash acquisition-related contingent consideration and amortization expense primarily associated with the amendment to the Fox Restaurant Concepts (“FRC”) acquisition agreement, including the extension of the earn-out period through 2026. Excluding the after-tax impact of this item, the termination of the Company’s interest rate swap agreement and reflecting the then potential impact of the conversion of the Company’s convertible preferred stock into common stock for the period that it was outstanding during the quarter prior to the repurchase and conversion on June 15, 2021, adjusted net income and adjusted net income per share for the second quarter of fiscal 2021 were $43.9 million and $0.80, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 150.0% year-over-year in the second quarter of fiscal 2021. Relative to the second quarter of fiscal 2019, comparable restaurant sales at The Cheesecake Factory restaurants increased 7.8%.

As of today, nearly all of the Company’s restaurants across its concepts are operating with no indoor dining restrictions. Fiscal 2021 third quarter-to-date through July 26th comparable sales for The Cheesecake Factory restaurants increased approximately 61% year-over-year and 10% relative to the same period in fiscal 2019, supported by approximately 27% off-premise sales mix. Based on average weekly sales quarter-to-date of approximately $230,000, this equates to nearly $12 million on average, per unit on an annualized basis. Off-premise average weekly sales are about double the level seen during the same period in fiscal 2019.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

“We had a tremendous second quarter, driving record revenues and strong cash flow,” said David Overton, Chairman and Chief Executive Officer. “When we reflect on where we were a year ago during the depths of COVID-19, we are so proud of our team’s accomplishments that have driven our recovery. Comparable sales at The Cheesecake Factory restaurants far outpaced pre-COVID levels during the second quarter and we leveraged the sales to drive solid bottom line performance. Sales across our concepts further strengthened early in the third quarter as nearly all of our restaurants are now operating with no indoor dining restrictions. Additionally, we opened three new restaurants during the second quarter and with our most recent opening last week, we are on track to meet our development objective to open as many as 14 new restaurants across our concepts this year.”

Development

During the second quarter of fiscal 2021, two North Italia restaurants opened in Miami and San Antonio, Flower Child opened in Atlanta, and one Cheesecake Factory restaurant opened internationally in Shanghai under a licensing agreement. Subsequent to quarter-end, a second North Italia opened in the Nashville area.

Balance Sheet & Cash Flow

During the second quarter, the Company generated $108.8 million in cash flow from operating activities.

As of June 29, 2021, the Company had total available liquidity of $401.9 million, including a cash balance of $161.8 million and availability on its revolving credit facility of $240.1 million. Total principal amount of debt outstanding was $475 million, including $345 million of 0.375% convertible senior notes due 2026 issued during the second quarter and $130 million drawn on the Company’s revolving credit facility following the previously announced $150 million repayment during the second quarter.

The Company also completed the offering of 3.125 million shares of common stock during the second quarter of fiscal 2021. As previously disclosed, the Company used the net proceeds from the convertible senior note and common stock offerings to fund approximately $457.4 million payable in connection with the repurchase of 150,000 shares of its previously outstanding convertible preferred stock and the conversion of the remaining 50,000 shares of convertible preferred stock into approximately 2.4 million shares of the Company’s common stock, which simplified the Company’s capital structure and eliminated future convertible preferred dividends. For GAAP accounting purposes, $13.6 million of the total consideration paid was deemed to be an assumed dividend during the second quarter of fiscal 2021.

Conference Call and Webcast

The Company will hold a conference call to review its results for the second quarter of fiscal 2021 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through August 26, 2021.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 301 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within our Fox Restaurant Concepts business. Internationally, 28 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2021, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the eighth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

From FORTUNE. ©2021 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding average weekly sales on an annualized basis and the Company being on track to meet its fiscal 2021 development objective. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; unanticipated costs that may arise due to a return to normal course of business including potential negative impacts from furlough actions; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; compliance with debt covenants; strategic capital allocation decisions including any share repurchases or dividends; the ability to achieve projected financial results; economic and political conditions that impact consumer confidence and spending; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

 26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		26 Weeks Ended		26 Weeks Ended
Consolidated Statements of Income	June 29, 2021		June 30, 2020		June 29, 2021		June 30, 2020
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$768,956	100.0%	$295,851	100.0%	$1,396,373	100.0%	$910,957	100.0%
Costs and expenses:
Cost of sales	168,944	22.0%	72,139	24.4%	304,819	21.8%	213,044	23.4%
Labor expenses	274,812	35.7%	122,812	41.5%	504,544	36.1%	359,794	39.5%
Other operating costs and expenses	199,495	25.9%	121,675	41.1%	381,028	27.3%	289,645	31.8%
General and administrative expenses	48,228	6.3%	35,712	12.1%	92,655	6.6%	79,672	8.7%
Depreciation and amortization expenses	22,223	2.9%	22,590	7.6%	44,229	3.2%	46,152	5.1%
Impairment of assets and lease termination expenses	-	0.0%	2,433	0.8%	594	0.0%	194,329	21.3%
Acquisition-related costs	-	0.0%	1,068	0.4%	-	0.0%	2,304	0.3%
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)	11,357	1.5%	(965)	(0.3)%	11,907	0.9%	(5,431)	(0.6)%
Preopening costs	2,779	0.4%	2,097	0.7%	6,635	0.5%	5,216	0.6%
Total costs and expenses	727,838	94.7%	379,561	128.3%	1,346,411	96.4%	1,184,725	130.1%
Income/(loss) from operations	41,118	5.3%	(83,710)	(28.3)%	49,962	3.6%	(273,768)	(30.1)%
Interest and other expense, net	(4,706)	(0.6)%	(2,566)	(0.9)%	(7,400)	(0.5)%	(4,084)	(0.4)%
Income/(loss) before income taxes	36,412	4.7%	(86,276)	(29.2)%	42,562	3.1%	(277,852)	(30.5)%
Income tax provision/(benefit)	2,697	0.3%	(29,737)	(10.1)%	4,979	0.4%	(85,150)	(9.3)%
Net income/(loss)	33,715	4.4%	(56,539)	(19.1)%	37,583	2.7%	(192,702)	(21.2)%
Dividends on Series A preferred stock (1)	(13,591)	(1.8)%	(3,694)	(1.2)%	(18,661)	(1.4)%	(3,694)	(0.4)%
Direct and incremental Series A preferred stock issuance cost	-	0.0%	(10,257)	(3.5)%	-	0.0%	(10,257)	(1.1)%
Undistributed earnings allocated to Series A preferred stock	(3,051)	(0.4)%	-	0.0%	(3,123)	(0.2)%	-	0.0%
Net income/(loss) available to common stockholders	$17,073	2.2%	$(70,490)	(23.8)%	$15,799	1.1%	$(206,653)	(22.7)%

Basic net income/(loss) per common share	$0.38		$(1.61)		$0.35		$(4.72)
Basic weighted average shares outstanding	45,471		43,874		44,830		43,824

Diluted net income/(loss) per common share (2)	$0.37		$(1.61)		$0.35		$(4.72)
Diluted weighted average shares outstanding	46,777		43,874		45,975		43,824

(1) During the second quarter of fiscal 2021, the Company completed the repurchase of 150,000 shares of its previously outstanding convertible preferred stock and the conversion of the remaining 50,000 shares of convertible preferred stock into approximately 2.4 million shares of the Company’s common stock, which simplified the Company’s capital structure and eliminated future convertible preferred dividends. For GAAP accounting purposes, $13.6 million of the total consideration paid was deemed to be a dividend during the second quarter of fiscal 2021.

(2) Diluted net income per common share reflects an adjustment for reallocation of undistributed earnings to preferred stock of $72,552 and $65,204, respectively, for the thirteen and twenty-six weeks ended June 29, 2021.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
Selected Segment Information	June 29, 2021	June 30, 2020	June 29, 2021	June 30, 2020
Revenues:
The Cheesecake Factory restaurants	$606,691	$241,068	$1,106,080	$729,539
North Italia	43,566	13,759	76,390	44,271
Other FRC	47,458	12,208	83,652	47,791
Other	71,241	28,816	130,251	89,356
Total	$768,956	$295,851	$1,396,373	$910,957

Income/(loss) from operations:
The Cheesecake Factory restaurants	$83,198	$(26,951)	$127,679	$12,373
North Italia	3,026	(4,405)	3,358	(76,491)
Other FRC	7,282	(5,212)	11,162	(75,176)
Other	(52,388)	(47,142)	(92,237)	(134,474)
Total	$41,118	$(83,710)	$49,962	$(273,768)

Preopening costs:
The Cheesecake Factory restaurants	$584	$767	$2,648	$2,181
North Italia	1,061	311	2,279	1,264
Other FRC	637	380	1,099	221
Other	497	639	609	1,550
Total	$2,779	$2,097	$6,635	$5,216

Impairment of assets and lease termination expenses:
The Cheesecake Factory restaurants	$-	$2,325	$-	$2,941
North Italia	-	-	-	71,524
Other FRC	-	-	-	72,939
Other	-	108	594	46,925
Total	$-	$2,433	$594	$194,329

Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$16,487	$16,867	$32,807	$34,144
North Italia	981	901	1,825	1,866
Other FRC	1,038	814	2,215	2,015
Other	3,717	4,008	7,382	8,127
Total	$22,223	$22,590	$44,229	$46,152

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
The Cheesecake Factory restaurants operating information:	June 29, 2021	June 30, 2020	June 29, 2021	June 30, 2020
Comparable restaurant sales vs. prior year	150.0%	(56.9)%	52.0%	(35.0)%
Comparable restaurant sales vs. 2019	7.8%		(1.2)%
Restaurants opened during period	-	-	1	-
Restaurants open at period-end	207	206	207	206
Restaurant operating weeks	2,691	2,640	5,369	5,314

North Italia operating information:
Comparable restaurant sales vs. prior year	182%	(59)%	63%	(17)%
Comparable restaurant sales vs. 2019	10%		3%
Restaurants opened during period	2	-	3	1
Restaurants open at period-end	26	23	26	23
Restaurant operating weeks	328	261	631	551

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	-	-	1	-
Restaurants open at period-end	28	25	28	25
Restaurant operating weeks	354	221	696	534

Other operating information:(2)
Restaurants opened during period	1	-	1	1
Restaurants open at period-end	39	40	39	40
Restaurant operating weeks	490	313	967	805

Number of company-owned restaurants:
The Cheesecake Factory	207
North Italia	26
Other FRC	28
Other	39
Total	300

Number of international-licensed restaurants:
The Cheesecake Factory	28

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe, RockSugar Southeast Asian Kitchen and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	June 29, 2021	December 29, 2020
Cash and cash equivalents	$161,768	$154,085
Long-term debt, net of issuance costs (1)	465,010	280,000

(1) Incudes $335 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $10 million in unamortized issuance cost) and $130 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheets and were being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. To reflect the then potential impact of the conversion of the Company’s convertible preferred stock into common stock for the period that it was outstanding prior to the repurchase and conversion on June 15, 2021, the Company excludes the preferred dividend and assumes all convertible preferred shares convert to common stock. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated
Reconciliation of Non-GAAP Financial Measures
(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	June 29, 2021	June 30, 2020	June 29, 2021	June 30, 2020
Net loss available to common stockholders (GAAP)	$17,073	$(70,490)	$15,798	$(206,653)
Dividends on Series A preferred stock	13,591	3,694	18,661	3,694
Net income attributable to Series A preferred stock to apply if-converted method	3,051	-	3,123	-
Direct and incremental Series A preferred stock issuance costs	-	10,257	-	10,257
COVID-19 related costs(1)	-	11,730	4,917	15,020
Impairment of assets and lease termination expenses(2)	-	2,433	594	194,329
Acquisition-related costs(3)	-	1,068	-	2,304
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)(4)	11,357	(965)	11,907	(5,431)
Termination of Interest rate swap	2,354	-	2,354	-
Uncertain tax position related to tenant improvement allowances(5)	-	-	2,471	-
Tax effect of adjustments(6)	(3,565)	(3,710)	(5,140)	(53,618)
Adjusted net income/(loss) (non-GAAP)	$43,861	$(45,983)	$54,685	$(40,098)

Diluted net loss per common share (GAAP)	$0.37	$(1.61)	$0.35	$(4.72)
Dividends on Series A preferred stock	0.25	0.07	0.34	0.08
Net income attributable to Series A preferred stock to apply if-converted method	0.06	-	0.06	-
Direct and incremental Series A preferred stock issuance costs	-	0.20	-	0.22
Assumed impact of potential conversion of Series A preferred stock into common stock(7)	(0.06)	0.22	(0.06)	0.35
COVID-19 related costs	-	0.23	0.09	0.32
Impairment of assets and lease termination expenses	-	0.05	0.01	4.11
Acquisition-related costs	-	0.02	-	0.05
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)	0.21	(0.02)	0.22	(0.11)
Termination of Interest rate swap	0.04	-	0.04	-
Uncertain tax position related to tenant improvement allowances	-	-	0.05	-
Tax effect of adjustments	(0.07)	(0.07)	(0.09)	(1.13)
Adjusted net income/(loss) per share (non-GAAP)(8)	$0.80	$(0.90)	$1.00	$(0.85)

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

(1) Represents incremental costs associated with COVID-19 such as sick and vaccination pay, healthcare and meal benefits for furloughed staff members, additional sanitation and personal protective equipment.

(2) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen and twenty-six weeks ended June 29, 2021 and June 30, 2020 can be found in the Selected Segment Information table.

(3) Represents costs incurred to effect and integrate the North and FRC acquisition.

(4) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements. The increase during the thirteen weeks ended June 29, 2021 primarily reflects the impact of the amendment to the Fox Restaurant Concepts acquisition agreement that, among other things, included the extension of the earn-out period through 2026.

(5) Reserve for uncertain tax position related to tenant improvement allowances. Uncertain tax positions taken in a tax return are recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by tax authorities based on its technical merits, taking into account available administrative remedies and litigation.

(6) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2021 and 2020 periods.

(7) Represents the impact of assuming the conversion of Series A  preferred stock into common stock (8,126,001 and 8,862,280 shares for the thirteen and twenty-six weeks ended June 29, 2021, respectively), resulting in an assumption of 54,902,770 and 54,837,353 weighted-average common shares outstanding for the thirteen and twenty-six weeks ended June 29, 2021, respectively.  The impact of assuming the conversion of Series A  preferred stock into common stock (7,019,521 and 3,509,761 shares for the thirteen and twenty-six weeks ended June 30, 2020, respectively), resulting in an assumption of 50,893,967 and 47,333,583 weighted-average common shares outstanding for the thirteen and twenty-six weeks ended June 30, 2020, respectively.

(8) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100